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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 2, 2000

                      PROJECT SOFTWARE & DEVELOPMENT, INC.
             (Exact Name of Registrant as Specified in its Charter)

     MASSACHUSETTS                  0-23852                04-2448516
  (State or Other Jurisdiction    (Commission            (IRS Employer
   of Incorporation)              File Number)         Identification No.)


100 CROSBY DRIVE, BEDFORD  MASSACHUSETTS                             01730
(Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code (781) 280-2000



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On March 2, 2000, Project Software & Development, Inc. ("PSDI") acquired all of the outstanding capital stock (the "Stock") of INTERMAT, Inc. ("Intermat") from Strategic Distribution, Inc. ("SDI")pursuant to the terms of a Stock Purchase Agreement between SDI and PSDI dated as of January 11, 2000, as amended by Amendment No. 1 to Stock Purchase Agreement dated February 29, 2000 (as amended, the "Stock Purchase Agreement").

         PSDI paid $55,000,000 in cash for the Stock. PSDI used available cash to pay for the acquisition. The Stock Purchase Agreement resulted from an arms-length negotiation between representatives of PSDI and SDI. Among the factors considered by PSDI in determining the consideration paid were the financial and operating performance of Intermat and the potential synergies between Intermat and PSDI's existing business. To the knowledge of PSDI, prior to the purchase of the Stock no director, officer or affiliate of PSDI, or any associates of any such director, officer or affiliate, had any material relationship with SDI or Intermat.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired.

         All required financial statements will be filed by amendment pursuant to Item 7(a)(4) within 60 days of the date on which this report is filed.


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(b) Pro Forma Financial Information

         All required pro forma financial information will be filed by amendment pursuant to Item 7(b)(2) within 60 days of the date on which this report is filed.



INDEX TO EXHIBITS


EXHIBIT NO.     DESCRIPTION

 *2.1           Stock Purchase Agreement Between Strategic Distribution, Inc.
                and Project Software & Development, Inc. dated as of January 11, 2000

 *2.2           Amendment No. 1 to Stock Purchase Agreement dated as of
                February 29 ,2000

 *99.1 Press Release of Project Software & Development, Inc. dated January 11, 2000

 *99.2          Press Release of Project Software & Development, Inc. dated
                March 6, 2000

-----------------------

*Filed herewith.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PROJECT SOFTWARE & DEVELOPMENT, INC.


DATE: March 16, 2000                By:  /s/ Norman E. Drapeau, Jr.
                                         -------------------------------------
                                         Norman E. Drapeau, Jr.
                                         President and Chief Executive Officer